Exhibit 5.7

HUNTON & WILLIAMS LLP BANK OF AMERICA PLAZA 600 PEACHTREE STREET, NE ATLANTA, GEORGIA 30308-2216 TEL 404 • 888 • 4000 FAX 404 • 888 • 4190 FILE 68727.25
June 10, 2014

Board of Directors

Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 260

Atlanta, Georgia 30328

Beazer Homes USA, Inc. and Co-Registrants

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as (i) special Virginia counsel to each of (a) Elysian Heights Potomia, LLC, a Virginia limited liability company (“Elysian”), and (b) Homebuilders Title Services of Virginia, Inc., a Virginia corporation (“Homebuilders Title” and, together with Elysian, the “VA Opinion Parties,” and each, a “VA Opinion Party”), and (ii) special Tennessee counsel to Beazer Homes Corp., a Tennessee corporation (the “TN Opinion Party,” and together with the VA Opinion Parties, the “Opinion Parties”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by Beazer Homes USA, Inc., a Delaware corporation (the “Parent”), and certain direct and indirect subsidiaries of the Parent, including the Opinion Parties, identified in the Registration Statement as co-registrants (such direct and indirect subsidiaries of the Parent collectively referred to herein as the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Parent of (i) the Parent’s senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), (ii) shares of common stock, par value $0.001 per share, of the Parent ( the “Common Shares”), (iii) shares of preferred stock, par value $0.01 per share, of the Parent (the “Preferred Shares”), (iv) the Parent’s depositary shares representing and interest in a fractional share or multiple shares of preferred stock (the “Depositary Shares”), (v) warrants to purchase Common Shares or Preferred Shares of the Parent (the “Warrants”), (vi) rights to purchase Common Shares, Preferred Shares, Depositary Shares or Debt Securities of the Parent (the “Rights”), (v) stock purchase contracts (the “Stock Purchase Contracts”) and stock purchase units (the “Stock Purchase Units”), (vi) units representing an interest in one or more securities registered thereby (the “Units”) and (vii) guarantees of the Parent’s Debt Securities by the Guarantors (the “Guarantees,” and together with the Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants, Rights, Stock Purchase Contracts, Stock Purchase Units and Units, the “Offered Securities”), having an aggregate maximum offering price not to exceed $750,000,000.

ATLANTA  AUSTIN   BANGKOK  BEIJING  BRUSSELS  CHARLOTTE  DALLAS  HOUSTON  LONDON  LOS ANGELES

McLEAN  MIAMI  NEW YORK  NORFOLK  RALEIGH  RICHMOND  SAN FRANCISCO  TOKYO  WASHINGTON

www.hunton.com

Beazer Homes USA, Inc. Board of Directors

June 10, 2014

The Offered Securities may be issued and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto. Any Guarantees of Senior Debt Securities will be issued pursuant to a supplemental indenture to an indenture between the Parent and the guarantor parties thereto and U.S. Bank National Association, as trustee (the “Trustee”), dated as of April 17, 2002 (the “Senior Base Indenture” and together with a supplemental indenture to such Senior Base Indenture, the “Senior Indenture”), and a notation endorsed on the notes governing the applicable series of Senior Debt Securities by the Guarantors (collectively with the Senior Indenture and the certificates evidencing such notes, the “Senior Note Documents”). Any Guarantees of Subordinated Debt Securities will be issued pursuant to a supplemental indenture to an indenture between the Parent and the Trustee, dated as of January 12, 2010 (the “Subordinated Base Indenture” and together with a supplemental indenture to such Subordinated Base Indenture, the “Subordinated Indenture”), and a notation endorsed on the notes governing the applicable series of Subordinated Debt Securities by the Guarantors (collectively with the Subordinated Indenture and the certificates evidencing such notes, the “Subordinated Note Documents,” and together with the Senior Note Documents, the “Note Documents”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate or limited liability company records, certificates of corporate or limited liability company officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things, (i) the articles of incorporation, charter, bylaws, articles of organization and operating agreement, as applicable, of the Opinion Parties, as amended through the date hereof and as certified by the secretary of each Opinion Party or its sole member, as applicable, (ii) the resolutions of the board of directors or sole member, as applicable, of each of the Opinion Parties, effective as of June 5, 2014, (iii) the certificates of good standing issued by the State Corporation Commission of the Commonwealth of Virginia on June 4, 2014, and confirmed on the date hereof, with respect to the VA Opinion Parties (the “Good Standing Certificates”), (iv) certificate of existence issued by the Secretary of State of the State of Tennessee on June 4, 2014, and confirmed on the date hereof, with respect to the TN Opinion Party (the “Certificate of Existence”), (v) a certificate of the secretary of each Opinion Party or the sole member thereof, as applicable, dated as of the date hereof with respect to certain facts related to such Opinion Party and its corporate records (collectively, “Secretary’s Certificates”), (vi) the Senior Base Indenture, (vii) the Subordinated Base Indenture and (viii) the Registration Statement.

Beazer Homes USA, Inc. Board of Directors

June 10, 2014

For purposes of the opinions expressed below, we have assumed (a) the authenticity of all documents submitted to us as originals, (b) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (c) the legal capacity of natural persons, (d) the genuineness of signatures and the completion of all deliveries not witnessed by us and (e) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of all documents by the Opinion Parties).

As to factual matters, we have relied upon the documents furnished to us by the Parent, the certificates and other comparable documents of officers and representatives of the Opinion Parties and certificates of public officials, without independent verification of their accuracy.

We express no opinion as to the law of any jurisdiction other than the laws of the Commonwealth of Virginia and the State of Tennessee.

Based upon the foregoing, and such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth below, and subject to the limitations, assumptions and qualifications noted herein, we are of the opinion that each of the Opinion Parties is a validly existing corporation or limited liability company, as applicable, and in good standing, under the laws of its jurisdiction of formation, with all requisite corporate or limited liability company power to execute, deliver and perform the Guarantees under the Note Documents to which it is or may be a party.

The opinion with respect to valid existence and good standing of the Opinion Parties above is based solely on the Good Standing Certificates and the Certificate of Existence, as applicable, and the Secretary’s Certificates.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. King & Spalding LLP, as counsel to the Parent, may rely on the opinion set forth herein for purposes of any opinions being delivered by King & Spalding LLP and filed as Exhibit 5.1 to the Registration Statement with respect to the legality and validity of the Guarantees being issued under the Registration Statement.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is being delivered and should be understood with reference to customary practice. See “Statement on the Role of Customary Practice in the Preparation and Understanding of Third-Party Legal Opinions,” 63 BUS. LAW. 1277 (2008). The opinions expressed in this letter speak only as of its date. We do

Beazer Homes USA, Inc. Board of Directors

June 10, 2014

not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention subsequent to the effectiveness of the Registration Statement.

Very truly yours,

/s/ Hunton & Williams LLP